Exhibit 16.1

October 4, 2019

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:       Know Labs, Inc.

We have read the statements included under Item 4.01 of Form 8-K to be filed by Know Labs, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ SD Mayer and Associates, LLP

SD Mayer and Associates, LLP

Seattle, WA